Exhibit 99.1

Healthaxis Receives NASDAQ Notice of Non-Compliance with the Minimum Bid Price Rule

IRVING, Texas--(BUSINESS WIRE)--Healthaxis Inc. (NASDAQ: HAXS) announced today that on September 18, 2008, the Company received a letter from The NASDAQ Stock Market LLC ("NASDAQ") stating that the Company had not regained compliance with the $1.00 minimum bid requirement for continued listing on The NASDAQ Capital Market, as set forth in Marketplace Rule 4310(c)(4), and that, accordingly, the Company’s securities are subject to delisting unless the Company requests a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”). As previously announced, NASDAQ notified the Company on March 20, 2008, that the Company was not compliant with the minimum bid price rule and that the Company had been afforded 180 calendar days, or until September 16, 2008, to achieve compliance. The Company intends to request a hearing with the Panel at which it will present its plan for demonstrating compliance with all applicable listing requirements. As a result, the Company’s securities will remain listed on The NASDAQ Capital Market at least until the Panel renders its decision following the hearing. However, there can be no assurance that the Panel will grant the Company's request for continued listing.

It is expected that the Company’s plan to regain compliance to be presented to the panel will incorporate the benefits of the pending merger with BPO Management Services Inc. (OTCBB: BPOM) as announced on September 8, 2008. Under the terms of the transaction, shares of various classes of BPOMS stock will be exchanged for a mix of shares of Healthaxis stock based on various fixed exchange ratios. Upon completion of the transaction and on a fully diluted basis, BPOMS securityholders will own about 80% of the resulting publicly-held company and Healthaxis securityholders will own about 20% of the company. Healthaxis will effect a reverse stock split in connection with the closing of the transaction. As a result of the transaction, Healthaxis will become the Healthcare division of BPOMS, complementing BPOMS’ existing operations for Human Resources Outsourcing (HRO), Enterprise Content Management (ECM), and IT infrastructure outsourcing (ITO). As a result of the transaction, the combined company is projected to have an annual revenue run rate of approximately $50 million, over 400 customers, in excess of 350 employees, and operations in the United States, Canada, Jamaica, India, and Russia.

About Healthaxis Inc.

Healthaxis (NASDAQ: HAXS) is an innovative provider of healthcare payer solutions. By combining technology and services Healthaxis can deliver value to payers and their customers. The company offers fully integrated business process outsourcing and claims administration systems that incorporate advanced technology solutions. Healthaxis' technology is time tested, scalable and offered on an ASP basis. With its Best Shore capability Healthaxis can offer competitive, high quality BPO services in four locations – Dallas, Texas; Castle Dale, Utah; Montego Bay, Jamaica and Jaipur, India. Their Smart Front End® enables payers the ultimate flexibility in network re-pricing delivering to their legacy system a fully edited, clean, pre-priced claim to ensure the highest levels of auto adjudication. Healthaxis’ claims administrations systems technology solutions provide an end to end cost competitive solution for all sizes of payers: enrollment, data capture, administration, claims, customer service, print distribution and web services. For information on Healthaxis products and services, call (800) 519-0679 or visit the website at www.healthaxis.com.

About BPO Management Services Inc.

BPO Management Services (BPOMS) is a business process outsourcing (BPO) service provider that offers a diversified range of on-demand services, including human resources, information technology, enterprise content management, and finance and accounting, to support the back-office business functions of middle-market enterprises on an outsourced basis. BPOMS supports middle-market businesses new to the BPO market, established businesses that already outsource, and businesses seeking to maximize return-on-investment from their in-house workforce. For more information, please visit www.bpoms.com.

Forward-looking statements:

Statements that are not purely historical facts, including without limitation statements about the Company’s Nasdaq listing, constitute forward-looking statements within the meaning of Section 27A of the Securities and Exchange Act of 1934, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include without limitation the risks and uncertainties identified in our documents filed with, or furnished to, the Securities and Exchange Commission, including those identified under the caption "Risk Factors" in our most recently filed Form 10-K. We undertake no obligation to publicly update or review any forward-looking statements to reflect events or circumstances that may arise after the date of this release, except as required by law.

Additional Information and Where to Find It:

Healthaxis is considering entering into a merger transaction with BPO Management Services, Inc. ("BPOMS"). In connection with the proposed merger transaction, Healthaxis and BPOMS will be filing a joint proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission. Investors and security holders of the Healthaxis and BPOMS are urged to read the joint proxy statement and other relevant documents filed with the SEC when they become available, because they will contain important information. Healthaxis investors and security holders may obtain free copies of the joint proxy statement and other documents when they become available by contacting Healthaxis Investor Relations through the Healthaxis website at www.healthaxis.com, or by mail at Healthaxis Investor Relations, 7301 State Highway 161, Suite 300, Irving, TX 75039, Attn: Ron Herbert, or by telephone at (972) 443-5000. BPOMS investors and security holders may obtain free copies of the joint proxy statement and other documents when they become available by contacting BPOMS Investor Relations through the BPOMS website at www.bpoms.com, or by mail at BPOMS Investor Relations, 1290 N. Hancock Street, Suite 200, Anaheim, CA 92807, or by telephone at (714) 974-2670. In addition, documents filed with the SEC by either BPOMS or Healthaxis are available free of charge at the Securities and Exchange Commission’s website at http://www.sec.gov.

Healthaxis, BPOMS and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed merger transaction. Information concerning the special interests of these directors, executive officers and other members of management and employees in the proposed merger transaction will be included in the joint proxy statement of BPOMS and Healthaxis described above. Information regarding Healthaxis’ directors and executive officers is available in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and information regarding BPOMS’ directors and executive officers is also available in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007. These documents are available free of charge at the SEC’s website at www.sec.gov and from Investor Relations at each of BPOMS and Healthaxis as described above.

CONTACT:
Healthaxis Inc.
Ron Herbert, CFO, 972-443-5000
rherbert@healthaxis.com